SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 FORM 8 - K

                               CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of Earliest event reported): December 4, 2000

                       CHINA PREMIUM FOOD CORPORATION
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       (Exact name of registrant as specified in its amended charter)


          Delaware                      0-20549             62-1681831
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(State or other jurisdiction of      (Commission        (I.R.S. Employer
 incorporation or organization)      File Number)      Identification No.)

                        11300 US Highway 1, Suite 202
                     North Palm Beach, Florida 33408 USA
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                  (Address of principal executive offices)

                               (561) 625-1411
                               --------------
                        Registrant's telephone number


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        (Former name or former address if changed since last report)

Item 2.   Sale of Interest in Hangzhou Meilijian Dairy Products, Co. Ltd.

      During the quarter ending June 30, 2000, the Company commenced negotiations to be bought out of the Hangzhou Meilijian Dairy Products, Co. Ltd. joint venture by its Chinese partner, Hangzhou Dairy Complex Company. On November 12, 2000, a Share Transfer Agreement was executed by the
Company and subsequently by the Hangzhou Dairy Complex Company, subject to approval by the Ministry of Foreign Trade and Economic Cooperation of the People's Republic of China. The parties agreed to a US $900,000 buy out price for the Company's equity interest in Meilijian. This price was based upon a State sanctioned appraisal of the assets of the joint venture, as certified by PRC registered and approved accountants. On December 4, 2000, MOFTEC approved the buy out. The parties agreed that the consideration for the transfer of the Company's equity interest in the joint venture was to be paid, in part, to the Company's Chinese registered wholly owned subsidiary, China Premium Food (Shanghai) Co., Ltd., in the amount of $179,000, with the balance of $721,000 paid directly to the Company pursuant to the Share
Transfer Agreement.   The $179,000 partial payment has been paid to China
Premium Food (Shanghai) in Renminbi, the currency of the PRC, pursuant to the agreement of the parties. The Company anticipates closing the balance of this transaction in the fourth quarter of this year or on or before January 15, 2001. This buy out, when completely consummated, will result in the write off of the Company's investment in and advance to Meilijian and related goodwill, with the reversal of accounting entries for accumulated translation adjustments.

Item 5.  Other Events

      The Company has appointed Mr. John J. McCormack as its new President
and Chief Operating Officer, effective immediately.   Mr. McCormack will
oversee the Company's business operations both domestically and internationally. Mr. Roy G. Warren, who has served as President of the Company since 1997, will remain as the Company's Chief Executive Officer. Mr. McCormack has had a seventeen-year career with Dean Foods before being appointed by the Company to these executive positions. He has been a member of the Company's Board of Directors since November 1997.

      Mr. McCormack, 42, has held several senior positions with Dean Foods Company over the past seventeen years. He was most recently Vice President of Sales and Marketing for the Midwest Region, the largest region of Dean Foods $3 billion dairy group. Mr. McCormack has previously been Vice President of Sales and Marketing for Dean Food's McArthur Dairy in Miami, Florida and Vice President of Sales and Marketing for Dean's Louisville, KY operations.

Item 7.  Exhibits:  Share Transfer Agreement

                                 Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       China Premium Food Corporation

Date: December 8, 2000                 By:  /s/ Roy G. Warren
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                                            Roy G. Warren,
                                            Chief Executive Officer